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                               UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                                 FORM 8-K


                              CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



    Date of report (date of earliest event reported): January 21, 1998
                                                      ----------------



                          X-RITE, INCORPORATED
------------------------------------------------------------------------
         (Exact name of registrant as specified in its charter)


                                Michigan
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             (State or other jurisdiction of incorporation)



          0-14800                                 38-1737300
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  (Commission File Number)            (IRS Employer Identification No.)




           3100 44th Street, SW, Grandville, Michigan  49418
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         (Address and zip code of principal executive offices)


                             (616) 534-7663
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          (Registrant's telephone number, including area code)



                                                 Exhibit Index at page 4.



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Item 5.  Other Events

     Attached hereto as Exhibit A, and incorporated herein by this reference is a press release from the issuer dated January 21, 1998.

     A detailed year-by-year projection for the projected 20-year life of the redemption agreements, as referred to in the aforementioned press release, is attached hereto as Exhibit B, and incorporated herein by this reference.












































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                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      X-RITE, INCORPORATED



Dated: January 21, 1998               By /s/ Duane F. Kluting
                                        ---------------------------
                                        Duane F. Kluting
                                        Its Chief Financial Officer






































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                              EXHIBIT INDEX

 Exhibit No.                   Description                       Page No.
------------   ----------------------------------------------   ----------

     A          Press Release                                        5


     B          Twenty-Year Projected Impact of Redemption           9
                Program











































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                                                                  Exhibit A





                                                              PRESS RELEASE



X-Rite, Incorporated - World Headquarters
3100 44th Street, S.W., Grandville, Michigan 49418 USA
(616) 534-7663   FAX (616) 534-9212


                                                    CONTACT:  Duane Kluting
                                                       X-Rite, Incorporated
                                                             (616) 534-7663

FOR IMMEDIATE RELEASE



                       X-RITE, INCORPORATED ANNOUNCES
                    FOUNDERS' STOCK REPURCHASE AGREEMENTS


     GRANDVILLE, Michigan, January 21, 1998 -- X-Rite, Incorporated (NASDAQ/NMS:XRIT) today announced details of a uniquely structured stock repurchase transaction. In an effort to preserve and enhance the value of X-Rite stock, the Company and its founding stockholders have entered into agreements that cover the future repurchase of 4.54 million shares or 21.5 percent of the Company's outstanding stock.

     These agreements represent the culmination of months of work by a non-founder subcommittee of the Board of Directors. The stock purchases will occur following the later of the death of each founder and his spouse. The cost of the repurchase agreements will be funded by proceeds from life insurance policies the Company has purchased on the lives of certain of these individuals. The price the Company will pay the founders' estates for these shares will reflect a 10 percent discount from the market price, although the discounted price may not be less than $10 per share or more than $25 per share.

     Seeking advise from investment bankers, as well as legal, tax, insurance, and accounting professionals, the subcommittee of the Board developed a unique program that combines life insurance and stock purchase agreements. The repurchase agreements reduce the risk of a founder's estate needing to sell a large block of shares on the open market in order to pay estate taxes. The financial impact of this program will be







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                                                    Contact:  Duane Kluting
                                                       X-Rite, Incorporated
Page 2                                           e-mail: dkluting@xrite.com


recognized over many years and is expected to be positive for the Company and the non-founder stockholders. The exact benefit to the Company is not known at this time since the financial outcome from paying insurance premiums, recognizing changes in cash surrender values, receiving insurance proceeds, and repurchasing shares of stock will be determined by the timing of future events. A summary of the pro forma impact of this transaction is shown on the following pages.

     "We are very pleased to have reached agreements with the founders for the future repurchase of such a significant amount of their collective holdings," said Duane Kluting, vice president and chief financial officer. "The intent of the purchase of these shares is to avoid the depressing impact that the sale of large blocks of stock would likely have on the market price of our stock. In addition, we expect the future retirement of these shares will create substantial reverse dilution which should have a very positive effect on the market price of our stock," he concluded.

     X-Rite, Incorporated (NASDAQ/NMS:XRIT) is a leading provider of advanced technologies for quality control instruments for companies in the paint, plastic, textile, packaging, photographic, graphic arts, and medical industries. The Company has two main product lines: instruments that measure color and appearance, and instruments that measure optical or photographic density. Its wholly-owned subsidiary, Labsphere, is a leading supplier of integrating spheres, sphere systems and reflectance coatings.

     X-Rite is headquartered in Grandville with offices in New Hampshire, Massachusetts, California, Germany, England, Hong Kong, and the Czech Republic.





















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                                                    Contact:  Duane Kluting
                                                       X-Rite, Incorporated
Page 3                                           e-mail: dkluting@xrite.com


      THE FOLLOWING TABLE SUMMARIZES PRO FORMA FINANCIAL DATA RESULTING
            FROM THE INSURANCE FUNDED STOCK REPURCHASE AGREEMENTS


The information shown is for 1998, and the total impact over the projected 20 year life of the agreements. A detailed year by year projection is available in Form 8-K as filed by the Company with the Securities and Exchange Commission, or by writing the Company or via the Company's web page (www.x-rite.com)

                                                             20 Year
   ($000 except per share data)              1998             Total
                                            ------          --------
Insurance premiums                          $4,327          $ 79,029
Change in cash surrender values              3,126              -
Insurance (expense) income                  (1,201)           11,610
Insurance proceeds                             -             160,000

After-tax interest on borrowings               -              29,541

Cost of stock repurchased                   $  -            $113,500

Pro forma earnings per share (EPS):
   Effect of insurance on EPS               $(0.06)           $ 9.97   (1)
   Effect of interest expense on EPS           -               (1.59)  (2)
   Reverse dilution effect on EPS              -                7.74   (3)
                                            ------            ------
      Total pro forma EPS                   $(0.06)           $16.12
                                            ======            ======

---------------------------------------------------------------------------
The earnings per share information shown above consists of three elements:

(1) net cost of insurance and the proceeds of insurance policies,
(2) compound interest on borrowings assumed to be required to purchase shares for which insurance proceeds are not immediately available, and
(3) the reverse dilution effect that fewer shares outstanding will have on future earnings
---------------------------------------------------------------------------

The above information constitutes forward-looking statements, and actual results could differ materially as a result of numerous important factors, including the following:

* The receipt of insurance proceeds is assumed to coincide with the actuarial life expectancies of the insured individuals, and those deaths may occur sooner or later than predicted.


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                                                    Contact:  Duane Kluting
                                                       X-Rite, Incorporated
Page 4                                           e-mail: dkluting@xrite.com


* The interest expense portrayed is based on the assumption that certain redemptions will occur before insurance proceeds are available, based on actuarial life expectancies, in as much as not all of the selling shareholders are insurable. Interest is compounded at 7 percent and tax effected at 35 percent. All deaths may not occur at the actuarially predicted times, interest rates may vary from 7 percent, and tax rates may differ from 35 percent.

* Stock purchases have been calculated at the maximum price of $25 per share or $113,500,000 in the aggregate, and insurance has been purchased at the $160,000,000 level to cover both the maximum purchase price and anticipated borrowing costs. Shares may be purchased at less than $25 per share and borrowing costs may vary for the reasons described in the preceding note.

* Earnings of the Company (exclusive of the effect of the insurance premiums, insurance proceeds, and net interest expense) have been assumed to increase at a compound rate of 10 percent annually. The Company has achieved a growth rate of slightly more than 29 percent for the 12-year period since the Company made its initial public offering, but it is doubtful that growth at comparable rates can be achieved into the future.

* The reverse dilution effect on earnings per share has been calculated based upon stock purchases timed in accordance with the actuarial life expectancies of the selling shareholders. The results portrayed will vary significantly to the extent that deaths occur at times significantly different from the actuarial predictions.

* The market price for the Company's shares can be impacted by factors not within the control of the Company, such as an extended period of deflation or recession. Any purchase necessitated at a time when the market price for the shares is below $10 would result in a dilutive effect on earnings per share, corresponding to the number of shares at market price represented by the aggregate excess of the $10 price over market price for the shares.

* Stock purchases have been assumed to occur at the beginning of each year, and no effect has been given to other potential changes in the Company's outstanding shares that are unrelated to the redemption program, such as stock option exercises, stock dividends, stock splits, etc.


                                    * * *




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 9                                                          Exhibit B


X-Rite, Incorporated
Insurance-Based Stock Repurchase Program
Calculation of Impact on Earnings Per Share


($ in thousands except per share data)

                                                                                                  Earnings Per Share
                                                     After-Tax               Adjusted  ---------------------------------------
               Increase Insurance                     Interest     Shares      Shares  Insurance  Interest   Reverse
     Insurance  in Cash (Expense) Insurance  Cost of (Expense)  Purchased Outstanding  (Expense) (Expense)  Dilution     Total
Year  Premiums    Value    Income  Proceeds    Stock    Income (Millions)  (Millions)     Income    Income    Effect Pro-Forma
---- --------- -------- --------- --------- -------- --------- ---------- -----------  --------- --------- --------- ---------
1998   $ 4,327   $3,126  $(1,201)                                              21.15     $(0.06)     -          -      $(0.06)
1999     4,327    3,540     (788)                                              21.15      (0.04)     -          -       (0.04)
2000     4,327    3,696     (631)                                              21.15      (0.03)     -          -       (0.03)
2001     4,327    4,134     (193)                                              21.15      (0.01)     -          -       (0.01)
2002     4,327    4,275      (51)                                              21.15       0.00      -          -        0.00
2003     4,327    4,423       96                                               21.15       0.01      -          -        0.01
2004     4,327    4,981      654                                               21.15       0.03      -          -        0.03
2005     4,327    5,161      835            $ 28,000  $(1,274)      1.12       20.03       0.04   $(0.06)     $0.10      0.08
2006     4,327    5,328    1,000              25,000   (2,469)      1.00       19.03       0.05    (0.13)      0.23      0.15
2007     4,327    5,452    1,125                       (2,582)                 19.03       0.06    (0.14)      0.25      0.17
2008     4,327    6,061    1,734                       (2,699)                 19.03       0.09    (0.14)      0.28      0.23
2009     4,327    6,188    1,861                       (2,822)                 19.03       0.10    (0.15)      0.31      0.26
2010     4,327    6,176    1,849                       (2,951)                 19.03       0.10    (0.16)      0.34      0.28
2011     4,327    6,076    1,749                       (3,085)                 19.03       0.09    (0.16)      0.37      0.30
2012     4,327    5,793    1,466                       (3,225)                 19.03       0.08    (0.17)      0.41      0.32
2013     4,327    5,238      911   $ 35,000   27,500   (3,031)      1.10       17.93       2.00    (0.17)      0.72      2.55
2014     3,237    3,768      531                       (3,169)                 17.93       0.03    (0.18)      0.79      0.64
2015     3,237    3,523      286     30,000            (1,948)                 17.93       1.69    (0.11)      0.87      2.45
2016     2,375    2,589      214     55,000   32,750   (1,024)      1.31       16.62       3.32    (0.06)      1.46      4.72
2017       948   $1,111      163     40,000      250      738       0.01       16.61       2.42     0.04       1.61      4.07
       -------           -------   -------- -------- --------       ----                 ------   ------      -----    ------
       $79,029           $11,610   $160,000 $113,500 $(29,541)      4.54                 $ 9.97   $(1.59)     $7.74    $16.12
       =======           =======   ======== ======== ========       ====                 ======   ======      =====    ======


The above information constitutes forward-looking statements, and actual results could differ materially as a result of numerous important factors, including those mentioned in the press release included in this Form 8-K as Exhibit A.

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